UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2007

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On June 7, 2007, LookSmart announced revised financial guidance for the fiscal quarter ending June 30, 2007. A copy of LookSmart’s press release announcing the revised guidance is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, its quarterly reports on Form 10-Q and its other public filings, which are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

Item 5.02 – Departure of Directors or Principle Officers

On June 7, 2007, Mr. John Simonelli, Chief Financial Officer and Chief Operating Officer of the Company, submitted notice of his decision to resign as both Chief Financial Officer and Chief Operating Officer of the Company. Mr. Simonelli will continue to serve until such time as a suitable replacement is found.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

99.1	Text of press release, dated June 7, 2007, entitled “LookSmart Chief Financial Officer Intends to Resign.”

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

June 8, 2007	/s/ John Simonelli
Date	John Simonelli, Chief Financial Officer And Chief Operating Officer